EXHIBIT 7.9

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D (including any and all amendments thereto) to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: August 8, 2016

LAURO CINQUANTASETTE S.P.A.

By:	/s/ Enrico Ricotta
	Name:	Enrico Ricotta
	Title:	Director

LAURO QUARANTOTTO S.P.A.

By:	/s/ Marco Carotenuto
	Name:	Marco Carotenuto
	Title:	Chairman

CLESSIDRA S.G.R. S.P.A.

By:	/s/ Riccardo Bruno
	Name:	Riccardo Bruno
	Title:	Director